Q4 2021 Earnings Presentation March 2022 Exhibit 99.2

This presentation contains forward-looking statements under the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not relate to historical facts and events and such statements and opinions pertaining to the future that, for example, contain wording such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this presentation include, but are not limited to, statements about: our full year 2022 revenue, volume and gross margin guidance, our expectations with respect to our pending acquisition (the “Acquisition”) of GeneDx Inc. (“GeneDx), our estimates of our volumes and revenue for the fourth quarter and full year of fiscal year 2021, our addressable market, market growth, future revenue, key performance indicators, expenses, capital requirements and our needs for additional financing, our commercial launch plans, our strategic plans for our business and products, market acceptance of our products, and our competitive position and developments and projections relating to our competitors. We cannot assure that the forward-looking statements in this presentation will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this presentation are based on our management’s beliefs and assumptions and are based upon information currently available to our management as of the date of this presentation and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) the risk that the Acquisition of GeneDx and the related private placement financing may not be completed in a timely manner or at all. The information, opinions and forward-looking statements contained in this announcement speak only as of its date, and are subject to change without notice. Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Margin. Adjusted EBITDA is defined as net loss adjusted for interest expense, net, depreciation and amortization, stock-based compensation expenses, transaction costs, other (income) expense, net and COVID-19 costs. Management believes that these non-GAAP measures of financial results are useful in evaluating the Sema4's operating performance compared to that of other companies in its industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. Please refer to the Appendix for Non-GAAP to GAAP Reconciliation. This presentation contains estimates, projections and other information concerning our industry, our business, and the markets for our products and services. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. We discuss these and other risks and uncertainties in greater detail in the sections entitled “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports and other filings we make with the SEC from time to time. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us is available at http://www.sec.gov. Requests for copies of such documents should be directed to our Investor Relations department at Sema4 Holdings Corp. 333 Ludlow Street, North Tower, 8th Floor, Stamford, CT 06902. Our telephone number is 800-298-6470. Disclaimer

Recent Business Highlights 4Q 20211 revenue growth of 24%2 4Q 2021 resulted volume growth of 37%2 Signed definitive agreement to acquire GeneDx Entered into an agreement for a $200 million private placement from leading investors, including Pfizer3 Initiated FY2022 revenue guidance of $215 – 225 million, which implies growth of 25% at the midpoint2 1 3 months ended 12/31/21 2 Excluding COVID-19 testing revenue 3 PIPE (Private Investment in Public Equity) is contingent on the closing of the GeneDx acquisition 3

4 Resulted approximately 83,000 tests excluding COVID-19 Implies volume growth of 37% YoY and 19% QoQ Generated $58 million of revenue 24% growth YoY excluding COVID-19 revenue1 $401 million in Cash & Cash Equivalents as of 12/31/21 4Q Resulted Volume 4Q Total Revenue 4Q Balance Sheet Strong Close to FY2021 1 4Q21 Revenue excluding COVID-19 was $47.3 million

Traction with Health Systems Remains Robust Founder Health System Consortium • Held 1st Founder Health System Consortium • Network is building a combined point of view that will help the industry understand the power of shared data • Meetings will be held quarterly NorthShore • Continuing to scale population health screening program • Ran over 1,800 hereditary cancer screening tests for patients since the program’s launch • Leveraging insights to create new algorithms and care pathways to implement at NorthShore • Launched ASAP (Avera Health/Sema4 Oncology and Analytics Protocol) • Curated the initial clinical data set combining it with the genomic findings and creating initial clinical quality dashboards Avera 5

Q4 GAAP Financial Highlights 4Q 2020 4Q 2021 Total Revenue $64.0 $57.8 Revenue (ex- COVID) $38.2 $47.3 Gross (Loss) Profit ($5.7) ($2.8) Gross Margin (9%) (5%) GAAP Net (Loss) ($125.7) ($40.2) 1 3 months ended 12/31/21. Certain expenses were previously misclassified as cost of services. These expenses are now reported as selling and marketing. This adjustment has no impact on total revenue, loss from operations, net loss and comprehensive loss or net loss per share. Refer to Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements that is included in our 2021 10-K that will be filed on March 14, 2022for further information. 4Q 20211 – Financial Highlights USD Millions 4Q 20211 – Segment Mix % Revenue Diagnostic Testing COVID Other 6

Q4 Non-GAAP Financial Highlights 4Q 2020 4Q 2021 Total Adjusted EBITDA2 ($31.3) ($73.0) Adjusted Gross Profit (Loss)3 $20.4 ($0.2) Adjusted Gross Margin4 32% 0% 4Q 20211 – Financial Highlights USD Millions 4Q 20211 – Segment Mix % Revenue 1 3 months ended 12/31/21 2 Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for interest expense, net, depreciation and amortization, stock-based compensation expenses, other (income) expense, net and COVID-19 costs. Refer to Appendix for non-GAAP Reconciliation 3 Adjusted Gross Profit (Loss) is a non-GAAP measure within cost of services. Refer to Appendix for non-GAAP Reconciliation 4 Adjusted Gross Margin is a non-GAAP measure within cost of services. Refer to Appendix for non-GAAP Reconciliation Diagnostic Testing COVID Other 7

8 Will exceed 20% growth YoY Implies resulted volume of 350,000+ Adjusted gross margin to exceed 10% FY22 Resulted Volume FY2022 Guidance (excludes impact of pending GeneDx acquisition) FY22 Revenue Expects total revenues in the range of $215-225 million Guidance excludes COVID-19 revenue FY22 Gross Margin Adjusted Gross Margin1 to exceed 10% Basic Sh re Count of 247-250 million shares2 Excludes 130 million shares to be issued upon closing of the GeneDx acquisition 1 Adjusted Gross Margin is a non-GAAP measure within cost of services. Refer to Appendix for non-GAAP Reconciliation 2 We did not assume any additional shares that may be issued as a result of exercise of stock options, warrants or vesting of earn-out shares or RSUs upon achieving the market condition throughout the year. FY22 Share Count

Thank you

Appendix

1Q20 2Q20 3Q20 FY20 1Q21 2Q21 3Q21 4Q21 Diagnostic Test 99% 93% 84% 79% 73% 87% 86% 79% COVID 0% 6% 14% 18% 25% 8% 10% 18% Other 1% 1% 2% 2% 2% 4% 4% 3% 1 Certain periods do not add to 100% due to rounding Historical COVID Revenue Mix % of Total Revenue1 11

Non-GAAP Gross Margin Reconciliation

USD in thousands

	FY2020 (Restated[3])					FY2021 (Restated[3])				
	1Q	2Q	3Q	4Q	FY	1Q	2Q	3Q	4Q	FY
Revenue	46,655	30,102	38,608	63,957	179,322	64,201	47,015	43,178	57,801	212,195
Cost of Service	37,138	34,505	34,022	69,631	175,296	68,524	48,179	51,487	60,607	228,797
Gross (Loss) Profit	**9,517**	**(4,403)**	**4,586**	**(5,674)**	**4,026**	**(4,323)**	**(1,164)**	**(8,309)**	**(2,806)**	**(16,602)**
Gross Margin	20%	(15%)	12%	(9%)	2%	(7%)	(2%)	(19%)	(5%)	(8%)
Stock-based compensaton	23	(29)	3,256	9,692	12,942	18,475	(306)	1,779	2,619	22,567
COVID-19 costs (1)	-	3,179	-	-	3,179	-	-	-	-	-
Other (2)	-	-	-	16,391	16,391	-	-	-	-	-
Adjusted Gross (Loss) Profit	**9,540**	**(1,253)**	**7,842**	**20,409**	**36,538**	**14,152**	**(1,470)**	**(6,530)**	**(187)**	**5,965**
Adjusted Gross Margin	20%	(4%)	20%	32%	20%	22%	(3%)	(15%)	(0%)	3%

(1) Represents labor costs in respect laboratory employees' downtime. During the second quarter of 2020, we did not reduce the workforce in our laboratory due to the COVID-19 pandemic. However, we suffered significantly due to the decrease in volume in Women's Health and other products. Accordingly, we have adjusted our Gross Profit to reflect the management-assessed impact from the decrease in productivity of existing laboratory employees due to the COVID-19 pandemic in the second quarter of 2020.

(2) Represents labor costs in respect of laboratory employees' time spent to support our laboratory move from New York City to Stamford, Connecticut in 2020. During the move, our laboratory employees dedicated their time to re-validating and re-establishing instruments and equipment, rebuilding interface, obtaining a CLIA license, and other tasks to make sure the move was done correctly. For GAAP purposes we included these activities in Cost of Services. However, as the laboratory move and effort spent by our employees are one-time activities, we adjusted our Gross Profit to reflect management's view of our normal operations.

(3) Certain expenses were previously misclassified as cost of services. These expenses are now reported as selling and marketing. This adjustment has no impact on total revenue, loss from operations, net loss and comprehensive loss or net loss per share. Refer to Note 2, "Summary of Significant Accounting Policies" to our consolidated financial statements that is included in our 2021 10-K that will be filed on March 14, 2022for further information.

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Non-GAAP EBITDA Reconciliation

USD in thousands

	FY2020 (Restated[6])					FY2021 (Restated[6])				
	1Q	2Q	3Q	4Q	FY	1Q	2Q	3Q	4Q	FY
Net Profit (Loss)	(26,990)	(32,052)	(56,615)	(125,683)	(241,340)	(191,775)	(46,161)	32,731	(40,185)	(245,390)
Interest expense, net [1]	240	539	574	615	1,968	702	713	656	685	2,756
Depreciation and amortization	2,398	2,682	3,067	3,587	11,734	4,902	5,619	5,491	5,795	21,807
Stock-based compensation expense	815	(195)	29,453	90,158	120,231	164,962	(519)	18,011	36,967	219,421
Transaction costs[2]	-	-	-	-	-	1,954	3,151	391	-	5,496
Change in fair market value of warrant and earn-out contingent liabilities[3]	-	-	-	-	-	-	-	(122,171)	(76,230)	(198,401)
Other (income) expense, net[4]	(22)	(2,617)	26	(9)	(2,622)	(5,584)	-	343	(50)	(5,291)
COVID-19 costs[5]	-	3,179	-	-	3,179	-	-	-	-	-
Adjusted EBITDA	**(23,559)**	**(28,464)**	**(23,495)**	**(31,332)**	**(106,850)**	**(24,839)**	**(37,197)**	**(64,548)**	**(73,018)**	**(199,602)**

(1) Represents the total of interest expense related to our capital leases and interest-bearing loans and interest income on money market funds.

(2) Represents professional service costs incurred in connection with pursuing the business combination transaction that did not meet the requirement for capitalization.

(3) For the year ended December 31, 2021, represents the change in fair market value of the liabilities associated with our public warrants, private placement warrants and the earn-out shares issuable under the terms of the merger agreement for our business combination.

(4) For fiscal year 2020 and 2021, primarily consists of funding received under the CARES Act Provider Relief Fund.

(5) Represents labor costs in respect laboratory employees' downtime. During the second quarter of 2020, we did not reduce the workforce in our laboratory due to the COVID-19 pandemic. However, we suffered significantly due to the decrease in volume in Women's Health and other products. Accordingly, we have adjusted our Gross Profit to reflect the management-assessed impact from the decrease in productivity of existing laboratory employees due to the COVID-19 pandemic in the second quarter of 2020.

(6) Certain expenses were previously misclassified as cost of services. These expenses are now reported as selling and marketing. This adjustment has no impact on total revenue, loss from operations, net loss and comprehensive loss or net loss per share. Refer to Note 2, "Summary of Significant Accounting Policies" to our consolidated financial statements that is included in our 2021 10-K that will be filed on March 14, 2022for further information.

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